Wave Systems Completes $5.5 Million Financing

Lee, MA - April 30, 2003 - Wave Systems Corp. (NASDAQ:WAVX), a leading developer of trusted computing solutions, today announced that it has completed a private placement of $5,485,000 of Series H Convertible Preferred Stock and Warrants with a group of institutional and accredited investors. The financing is intended to fund Wave Systems' ongoing operations, specifically its sales and marketing efforts as well as engineering, development, customer support and general corporate overhead.

The Series H Convertible Preferred Stock is convertible into 7,217,115 shares of Wave Systems Class A Common Stock at an initial fixed conversion price of $0.76 per share and, subject to certain conditions, carries a mandatory conversion provision whereby if the closing bid on Wave Systems' Class A Common Stock exceeds $1.90 for 15 of 20 consecutive trading days, the Series H Convertible Preferred Stock shall automatically convert into Class A Common Stock at the conversion price.

As part of the transaction, Wave Systems issued to the investors Warrants to purchase an aggregate of 3,608,558 shares of Class A Common Stock, which have an initial exercise price of $1.13 per share. If exercised in full, these Warrants would generate up to an additional $4,077,671.

As part of the financing, Wave Systems has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of Wave Systems' Class A Common Stock issuable upon conversion or exercise of the Series H Convertible Preferred Stock and the Warrants.

Prior to this financing, Wave Systems had 51,781,918 shares of Class A Common Stock outstanding. Under the purchase agreements, Wave Systems has agreed to solicit shareholder approval authorizing, in connection with the sale of the Series H Convertible Preferred Stock and Warrants, the issuance of any amount of Class A Common Stock to the investors in excess of 19.99% of the Class A Common Shares outstanding as of the closing date. Any amount in excess of 19.99% will be redeemable if shareholders do not approve the issuance of the stock.

None of the securities offered to the investors have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy securities of Wave Systems Corp. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.


About Wave Systems Corp.
Consumers and businesses are demanding a computing environment that is more trusted, private, safe and secure. Wave is the leader in delivering trusted computing applications and services with advanced products, infrastructure and solutions across multiple trusted platforms from a variety of vendors. Wave holds a portfolio of significant fundamental patents in security and e-commerce applications and employs some of the world's leading security systems architects and engineers. For more information about Wave, visit http://www.wave.com.

Safe Harbor for Forward-Looking Statements
Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to fund operations, the ability to forge partnerships required for deployment, the success of partners in their deployment of Wave's technology, changes in consumer and corporate buying habits, chip development and production, the rapid pace of change in the technology industry and other factors over which Wave Systems has little or no control. Wave Systems assumes no obligation to publicly update or revise any forward-looking statements.

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Contact:                                             Investor Relations Contact:
               Gerard T. Feeney, CFO David Collins, Richard Land
                      Wave Systems Corp. Jaffoni & Collins
                         info@wavesys.com wavx@jcir.com
                           413/243-1600 212/835-8500